UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2011

Teleflex Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-948-5100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 2, 2011, Teleflex Incorporated (the “Company”) completed the previously announced sale of its business units that design, engineer and manufacture on-board baggage and cargo handling systems for widebody, narrowbody and regional aircraft and air cargo containers and pallets (collectively, the “Business”) to AAR International, Inc. (“Buyer”) for $280.0 million in cash. The sale was completed pursuant to the terms of the Purchase Agreement, dated October 20, 2011 (the “Purchase Agreement”), by and among the Company, the Buyer and AAR CORP., which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on October 25, 2011. The purchase price is subject to possible upward or downward adjustment based on certain provisions in the Purchase Agreement relating to the working capital and indebtedness of the Business, measured as of the open of business on the closing date.

Exhibit 99.1 furnished with this Current Report presents the unaudited pro forma consolidated statements of income for the three years ended December 31, 2010, December 31, 2009 and December 31, 2008.

The unaudited pro forma consolidated statements of income present the income statements as originally reported in the Current Report on Form 8-K filed with the SEC on June 1, 2011, which presented the cargo container business as a discontinued operation, and adjust the three years ended December 31, 2010 to eliminate the results of operations of the cargo systems business as if the disposition occurred January 1, 2008. In addition, the pro forma adjustments for the 2010 statement of income include entries to reduce interest expense as a reflection of using a portion of the proceeds from the sale of the Business as if such portion were used to prepay a portion of the outstanding principal amount of the Company’s senior notes issued in 2004 (the “2004 Senior Notes”) (which were prepaid in their entirety during the first quarter of 2011); these adjustments eliminate the amortization of deferred financing fees related to the 2004 Senior Notes and record the related tax effects for the adjustments. The pro forma adjustments for 2010 do not include an estimated $14.7 million pre-tax, non-recurring adjustment for the make whole fees on prepayment of the 2004 Senior Notes.

The unaudited pro forma consolidated financial statements described above should be read in conjunction with the historical financial statements of the Company and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the Company.

Item 9.01 Financial Statements and Exhibits.

(b) The unaudited pro forma financial information required by Item 9.01 (b)(1) of Form 8-K is attached hereto as Exhibit 99.1.

(d) Exhibits.

99.1	Unaudited Pro Forma Consolidated Statements of Income for the periods ended December 31, 2010, December 31, 2009 and December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEFLEX INCORPORATED

By:	/S/ Benson F. Smith
Benson F. Smith Chairman, President and Chief Executive Officer (Principal Executive Officer)

By:	/S/ Richard A. Meier
Richard A. Meier Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

December 8, 2011

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Statements of Income for the periods ended December 31, 2010, December 31, 2009 and December 31, 2008.